Exhibit 99.1

Noranda Announces Special Meeting to Seek Stockholder Approval of Reverse Stock Split, Receives Continued Listing Standard Notice from NYSE

Franklin, Tennessee – July 28, 2015 – Noranda Aluminum Holding Corporation (NYSE: NOR) ("Noranda" or the "Company") announced today that it has received written notice from the New York Stock Exchange (NYSE) that the Company is not in compliance with one of the NYSE's continued listing standards because the average closing price of its common stock was less than $1.00 per share over a 30 consecutive trading day period.
The Company also announced today that it has set August 24, 2015 as the date it will hold a special meeting of stockholders to seek approval of an amendment to its amended and restated certificate of incorporation that would effect a previously announced proposal for a 1-for-7 reverse stock split of its common stock (the "reverse stock split") and a similar reduction in the number of authorized shares of its common stock. Proxy materials regarding the special meeting were filed today with the Securities and Exchange Commission (the "SEC") and will be disseminated to stockholders. All stockholders of record as of the close of business on July 24, 2015 will be entitled to notice of and to vote at the special meeting.
In accordance with NYSE rules, the Company can regain compliance with the NYSE continued listing requirements if, as of the last trading day of any calendar month during the six month period following the Company’s receipt of the notice on July 22, 2015, the closing price per share and 30 trading-day average closing price per share of the Company’s common stock is at least $1.00. During this six-month period, Noranda’s common stock will continue to be traded on the NYSE, subject to compliance with other continued listing requirements. The Company anticipates that, if approved by stockholders and when completed, the effects of the reverse stock split will be sufficient for the Company to regain compliance with the NYSE continued listing requirement.
The NYSE notification does not affect the company’s business operations or its SEC reporting requirements, and does not conflict with, or cause, an event of default under any of the company’s material debt or other agreements.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including our anticipation that, if approved by stockholders and when completed, the reverse stock split will enable the Company to regain compliance with the NYSE continued listing requirement. Forward-looking statements are statements about future, not past, events and involve certain important risks and uncertainties, any of which could cause the Company’s actual results to differ materially from those expressed in forward-looking statements, including, without limitation, unanticipated adjournments or postponements of the special meeting, the failure of stockholders to approve the proposed reverse stock split, and the failure of our stock price to attain the necessary level to regain compliance due to, among other things, our financial results, market conditions and the market perception of our business.
Forward-looking statements contain words such as “believes,” “expects,” “will,” “may,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates” or similar expressions that relate to Noranda’s strategy, plans or intentions. Noranda undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise except as otherwise required by law. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made and which reflect management’s current estimates, projections, expectations or beliefs.

For a discussion of additional risks and uncertainties that may affect the future results of Noranda, please see the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.
About the Company
Noranda Aluminum Holding Corporation is a leading North American integrated producer of value-added primary aluminum products, as well as high quality rolled aluminum coils.
Contact Information
John A. Parker
Vice President of Communication and Investor Relations
(615) 771-5734
john.parker@noralinc.com